UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 24, 2020
Date of Report (date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(855) 283-9237
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 24, 2020, in response to the current challenging business environment, Phillips 66 Partners LP (the “Partnership”) announces it is deferring development and construction of the Liberty Pipeline system.  The Partnership also is postponing its final investment decision regarding the ACE Pipeline.

The Partnership previously disclosed that its 2020 capital program was $962 million, $95 million of which would be cash funded by joint venture partners.  The Partnership now expects its 2020 capital spending to be $932 million, $69 million of which will be cash funded by joint venture partners.

Item 8.01 Other Events.

The information in Item 7.01 above regarding actions by the Partnership related to growth projects and expectations of 2020 capital spend is incorporated in this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Dated: March 24, 2020

Phillips 66 Partners LP

By:Phillips 66 Partners GP, LLC, its general partner

By:    /s/ Rosy Zuklic
Rosy Zuklic
Vice President and Chief Operating Officer